UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

July 27, 2017

Date of Report (Date of earliest event reported)

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100, Scottsdale, AZ		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 305-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 27, 2017, Wayne Monie, the Chief Manufacturing Technology Officer of TPI Composites, Inc. (the Company), announced his intention to retire in July of 2018. In connection with his planned retirement, Mr. Monie and the Company have agreed that Mr. Monie will transition to a newly created, part-time role as Senior Advisor beginning on August 1, 2017 and continuing until July 22, 2018. In his new role, Mr. Monie will advise the Company’s Chief Executive Officer and other members of the Company’s executive management team on business, operational, engineering and technology matters.

Ramesh Gopalakrishnan has been promoted to Senior Vice President, Technology and Industrialization, a non-executive officer position. In this new position, Mr. Gopalakrishnan will lead technical program management, the development of advanced composites technology and the adoption of technology best practices into the Company’s production facilities. Mr. Gopalakrishnan has served as Vice President of Technology, Transfer and Launch since he joined the Company in September 2016. Mr. Gopalakrishnan has over 20 years of operations, supply chain, strategy and technology experience in the Americas, Europe and Asia. Previously, Mr. Gopalakrishnan was the Executive Vice President, Manufacturing for Senvion from 2013 to 2016, based in Hamburg, Germany. Prior to this, he spent three years as Chief Operating Officer of Suzlon Energy Composites in Pune, India, and four years as Director of Supply Chain with Halliburton Corp. in Houston, Texas. Prior to this, he spent 10 years with GE in various operational and engineering leadership roles around the world, including Global Manager, Blade Center of Excellence, Manager for Advanced Design Technology programs and Globalization Leader.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TPI COMPOSITES, INC.

July 27, 2017	By:	/s/ William E. Siwek
William E. Siwek
Chief Financial Officer